Exhibit 99.1

Lincare Holdings Inc. Announces the Elections of Ellen M. Zane and Angela P. Bryant to Its Board of Directors

Press Release Source: Lincare Holdings Inc. On Thursday September 16, 2010, 8:30 am EDT

CLEARWATER, Fla., Sept. 16, 2010 (GLOBE NEWSWIRE) — Lincare Holdings Inc. (Nasdaq: LNCR - News) today announced the elections of Ellen M. Zane and Angela P. Bryant to its Board of Directors.

Ms. Zane has served as President and Chief Executive Officer of Tufts Medical Center, a hospital in Boston, Massachusetts, since January 2004. From May 1994 to January 2004, she served as Network President for Partners Healthcare System, a physician and hospital network. Ms. Zane has also served in several other chief executive and senior management positions at New England area hospitals. Ms. Zane is currently a director of Parexel International Corporation, a global bio/pharmaceutical services provider.

Ms. Bryant served as Lincare’s General Counsel from 1999 through 2004, and as Corporate Counsel to Lincare from 1996 through 1998. From November 1991 to March 1996, Ms. Bryant served as General Counsel to Sports & Recreation, Inc. in Tampa, Florida. After receiving her Juris Doctor degree from the University of Florida in 1989, Ms. Bryant worked as an associate in the law firm of Troutman Sanders in Atlanta, Georgia until November 1991.

Commenting on the election, John P. Byrnes, Lincare’s Chief Executive Officer, said, “I am pleased and honored to have Ellen Zane and Angela Bryant join Lincare’s Board of Directors. Ms. Zane is an accomplished health care executive with extensive experience in hospital management and has made significant contributions to the development of integrated health care delivery systems. Her broad knowledge of health care services delivered across the continuum of care will be an asset to the Company as we continue to explore growth opportunities in the health care market. Ms. Bryant’s extensive experience with health care regulatory matters and her previous service to Lincare as General Counsel will benefit the Company as Lincare seeks to expand its scope of health care services.”

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 750,000 customers in 48 states through 1,081 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

Contact:

Lincare Holdings Inc.

Paul G. Gabos

(727) 530-7700